UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 10, 2015, Ashford University, a wholly owned subsidiary of Bridgepoint Education, Inc., (“the Company”) received a request for information from the Multi-Regional and Foreign School Participation Division of the Federal Student Aid office of the Department of Education (the “ED FSA”) for: (i) advertising and marketing materials provided to prospective students regarding the transferability of certain credit; (ii) documents produced in response to the Consumer Finance Protection Bureau’s (“CFPB”) August 10, 2015 Civil Investigative Demand related to the CFPB's investigation to determine whether for-profit post-secondary-education companies or other unnamed persons have engaged in or are engaging in unlawful acts or practices related to the advertising, marketing or origination of private student loans; (iii) certain documents produced in response to subpoenas and interrogatories issued by the California Attorney General; and (iv) records created between 2009 and 2012 related to the disbursement of certain Title IV funds. The ED FSA is investigating representations made by Ashford University to potential and enrolled students, and has asked the Company and Ashford University to assist in its assessment of Ashford University’s compliance with the prohibition on substantial misrepresentations. The Company and Ashford University intend to provide ED FSA with its full cooperation with a view toward demonstrating the compliant nature of its practices. The eventual scope, duration or outcome of the request cannot be predicted at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2015		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel